UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2006

CENTRAL FREIGHT LINES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50485	74-2914331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 West Waco Drive, Waco, TX	76710
(Address of principal executive offices)	(Zip Code)

(254) 772-2120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 20, 2006, Central Freight Lines, Inc., a Nevada corporation (the "Company") entered into two sale-leaseback transactions, one with Jerry and Vickie Moyes (together, the "Moyes") and one with Southwest Premier Properties, L.L.C., a Texas limited liability company ("SPP"). The Moyes are the beneficial owners of approximately 5.7% of the Company's outstanding common stock, and Jerry Moyes is a former member of the Company's board of directors. SPP is owned approximately 77.0% by Jerry Moyes and approximately 10.0% by Robert V. Fasso, the Company's Chief Executive Officer and President. In addition, Jerry Moyes is the sole owner of North American Truck Lines, LLC, a Nevada limited liability company ("NATL"). On January 30, 2006, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement"), with NATL and its wholly owned subsidiary, Green Acquisition Company, a Nevada corporation ("Green"), which was subsequently amended as described in the Form 8-K the Company filed with the Securites and Exchange Commission ("SEC") on September 19, 2006 (the "Amended Merger Agreement"). Under the terms of the Amended Merger Agreement, (i) Green is to merge with and into the Company, with the Company continuing as the surviving corporation, (ii) Jerry Moyes and certain related parties are to become the owners of all of the Company's issued and outstanding common stock, and (iii) the Company is to cease being a publicly traded company.

The two sale-leaseback transactions entered into on September 20, 2006 covered the Company's Reno, Nevada and Tucson, Arizona facilities. The Moyes agreed to purchase the Company's Reno facility and SPP agreed to purchase the Company's Tucson facility, in each case at such facility's estimated fair market value, subject to possible adjustment based on actual appraised value. In the transactions, the Company received approximately $2.7 million in cash and agreed to lease the terminals back for ten-year terms for combined rent of $272,400 annually, triple net. The proceeds of the transactions are expected to be used for working capital and other general corporate purposes. The transactions were unanimously approved by the Company's board of directors, including all independent and disinterested directors.

Item 7.01  Regulation FD Disclosure.

On September 20, 2006, the Company issued a press release announcing (i) the execution of a First Amendment to the Merger Agreement, (ii) the filing of Amendment No. 2 to its Preliminary Proxy Statement on Schedule 14A, and (iii) certain other related matters. A copy of the press release is attached to this report as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01     Other Events.

On September 20, 2006, the Company announced that, subject to completion of the SEC proxy review process, it has identified November 13, 2006 as the meeting date for its 2006 Annual Meeting of Stockholders (the "2006 Annual Meeting"). The record date for the determination of stockholders entitled to notice of the 2006 Annual Meeting and to vote upon the matters considered at the 2006 Annual Meeting was set in August as September 15, 2006.

Because the date of the 2006 Annual Meeting has been changed by more than 30 days from the date of our 2005 Annual Meeting of Stockholders, in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the deadline for receipt of stockholder proposals for inclusion in the Company's proxy statement and form of proxy for the 2006 Annual Meeting pursuant to Rule 14a-8 has been set at October 2, 2006. In order for a proposal to be considered for inclusion in the proxy materials, it must be received by the Company prior to 5:00 p.m. local time on such date at the Company's office at 15333 North Pima Road, Suite 230, Scottsdale, Arizona 85260 and must be directed to the attention of Jeff Hale, Senior Vice President and Chief Financial Officer.

In addition, in order for a stockholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must be received by the Company at the address noted above prior to 5:00 p.m. local time on October 2, 2006. If the Company is not notified of an intent to present a proposal at our 2006 Annual Meeting by such time and date, the holders of proxies will have the right to exercise their discretionary voting authority with respect to such proposal, if properly presented at the meeting.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits:

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

	99.1	Press release dated September 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL FREIGHT LINES, INC.

Date:	September 21, 2006	By:	/s/ Jeff Hale
Jeff Hale
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press release dated September 20, 2006.